UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ATLAS CRITICAL MINERALS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Rua Antônio de Albuquerque, 156, Suite 1720, Belo Horizonte, Minas Gerais, Brazil	30112-010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-290242

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Atlas Critical Minerals Corporation’s (the “Registrant”) common stock, $0.001 par value per share. The description of the common stock set forth under the heading “Description of Securities—Common Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-290242), filed with the Securities and Exchange Commission, as thereafter amended and supplemented from time to time, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATLAS CRITICAL MINERALS CORPORATION

By:	/s/ Marc Fogassa
Name:	Marc Fogassa
Title:	Chief Executive Officer

Date: January 6, 2026